UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022 (August 22, 2022)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2022, Cuentas, Inc. (“Cuentas”) signed a SOFTWARE LICENSING AND TRANSACTION SHARING AGREEMENT with The OLB Group, Inc. (“OLB), a Delaware corporation whereas OLB, through its wholly-owned subsidiaries will establish a merchant services relationship whereby Cuentas and OLB will seek to sell or rent OLB’s point-of-sale (POS) devices to merchants in the network established by Cuentas SDI, LLC (“SDI”) for the merchants in the SDI network (the “Cuentas/SDI Merchants”) and Cuentas will use reasonable best efforts to interconnect its reload agreement with the OLB POS platform for use in qualified merchant locations. Cuentas will market the OLB-branded products under the processing platform as a Cuentas white label application for payment processing and debit cards. OLB will develop for Cuentas’ Mobile App and associated products, an Application Programming Interface (API), databases and servers at no cost to Cuentas to allow for the registration, approval and onboarding of consumers onto the Cuentas GPR/Mobile App/Mobile Wallet platform (“Cuentas Platform”) with complete functions as currently available through the Cuentas App and associated products and services.

OLB agrees to provide OLB’s Services for Cuentas’ benefit in exchange for revenue sharing and OLB will utilize its developers to enhance the Cuentas GPR-Mobile-App.

Before the relaunch of the Cuentas GPR-Mobile-App, the OLB developers in consultation with Cuentas shall as necessary test the functionality, reliability and process of the Cuentas GPR-Mobile-App in a controlled testing environment. Upon approval by Cuentas of the results of the controlled testing environment to move the Cuentas GPR-Mobile-App into production, the OLB developers, in consultation with the Cuentas Agents, shall perform periodic test of the Cuentas GPR-Mobile-App to ensure continued functionality, reliability and process of the Cuentas GPR-Mobile-App and to remove and repair any bugs or malfunctions in the Cuentas GPR-Mobile-App as soon as practicable.

All net revenue generated by OLB from the following: (i) net revenues from the sale or rental of OLB POS devices to Cuentas SDI Merchants, (ii) all other net revenues generated by OLB arising from or related to the OLB POS devices elected to be utilized by the Cuentas SDI Merchants, (iii) all net revenues generated by OLB from the Cuentas White Label Products/Services, and (iv) to the extent that the Reload Provider agrees to provide its reload capability through the OLB POS devices, the net revenues generated by OLB from the reloads shall be split between OLB and Cuentas.

Cuentas Sharing of Net Revenues. All net revenue generated by Cuentas from the following: (i) net revenues from each reload purchased though the OLB POS device through a Cuentas SDI Merchant, (ii) all retail digital products as set forth on Schedule A sold through a OLB POS device through a Cuentas SDI Merchant or the Cuentas White Label Products/Services, (iii) mobile top-ups net revenues sold through a OLB POS device through a Cuentas SDI Merchant: all net revenues to be split between OLB and Cuentas.

Cuentas White Label Product costs will be invoiced as Cuentas needs to pay its providers. Net revenue will be shared between the Parties and profits will be calculated and settled on a 30 net 30 basis (after each 30-day period closes, the Parties have 30 days to calculate and settle net revenue).

On August 22, 2022, Cuentas, Inc. (“Cuentas”) signed a INDEPENDENT SALES ORGANIZATION PROCESSING AGREEMENT with eVance, Inc., a wholly owned subsidiary of The OLB Group, Inc.,. (“OLB” or “eVance”), whereby eVance is in the business of providing credit and debit card processing services to merchants. Cuentas desires to solicit and refer merchants to eVance for those Services under the terms of this Agreement.

eVance will provide Merchants with access to Third-Party Authorization Networks, Settlement and other services to authorize, capture and transmit data relating to transactions on major credit and debit card networks.

Item 9.01. Financial Statements and Exhibits

10.1	SOFTWARE LICENSING AND TRANSACTION SHARING AGREEMENT -REDACTED
10.2	INDEPENDENT SALES ORGANIZATION PROCESSING AGREEMENT - REDACTED
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: August 26, 2022	By:	/s/ Arik Maimon
Arik Maimon
Interim Chief Executive Officer

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